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                                                                    EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



       As independent public accountants, we hereby consent to the incorporation of our report dated February 3, 2000, included in this Form 10-K, into HON INDUSTRIES Inc.'s previously filed Registration Statement Files Nos. 033-54163, 033-61305, 333-27121, and 333-31366 on Form S-8 and No.
333-36433 on Form S-3. It should be noted that we have not audited any financial statements of the Company subsequent to January 1, 2000, or performed any audit procedures subsequent to the date of our report.

                                                        Arthur Andersen LLP


Chicago, Illinois
March 15, 2000